AMENDMENT TO INTERMEDIARY AGREEMENTS
                         AND NEW INTERMEDIARY AGREEMENTS

     THIS AMENDMENT AND AGREEMENT made this 16th day of November, 2010, and effective as of the Effective Date (as defined below), by and among Allianz Global Investors Distributors LLC (formerly known-as PIMCO Funds Distributors,
LLC) ("AGID"), PIMCO Investments LLC ("PI") and CUNA Brokerage Services, Inc. ("Intermediary").

     WHEREAS, AGID has served as the principal underwriter for PIMCO Funds, PIMCO Equity Series (each a "PIMCO Trust"), Allianz Funds and Allianz Funds Multi-Strategy Trust (each an "Allianz Trust" and, together with the PIMCO Trusts, the "Existing Trusts") pursuant to separate distribution agreements with each Existing Trust;

     WHEREAS, AGID has performed or procured the performance of various distribution and marketing, shareholder servicing and/or other services for the Existing Trusts and their individual series (each a "Fund") and classes of Shares (each a "Class");

     WHEREAS, Intermediary has provided distribution, shareholder servicing, processing of transactions, administrative' recordkeeping and/or other services for some or all of the Existing Trusts and their Funds and Classes of Shares pursuant to one or more AGID Intermediary Agreements (as defined in Section II.A below);

     WHEREAS, as of the date of this Amendment and Agreement first written above, PI either will in the future replace or has already replaced AGID as the principal underwriter for each of the PIMCO Trusts by entering into a distribution agreement with each PIMCO Trust that will take effect (or previously took effect) immediately following the termination of the existing distribution agreement between AGID and such PIMCO Trust, on the same date for all PIMCO Trusts (the "Effective Date of Change of PIMCO Trusts' Distributor" as used in this Amendment and Agreement shall mean the date as of which such distribution agreements between PI and the PIMCO Trusts take or took effect, and "Effective Date" as used in this Amendment and Agreement shall mean the date that is the later of (i) the date of this Amendment and Agreement first written above and (ii) the Effective Date of Change of PIMCO Trusts' Distributor);

     WHEREAS, AGID, PI and Intermediary wish to enter into this Amendment and Agreement for the purposes of (i) amending the existing AGID Intermediary Agreements to eliminate the PIMCO Trusts from coverage under such Agreements and
(ii) establishing and entering into new Intermediary Agreements (each a "PI Intermediary Agreement") between PI and Intermediary, each upon the same terms and conditions (except as provided herein) specified in the corresponding AGID Intermediary Agreement, except that such PI Intermediary Agreement will initially cover only the PIMCO Trust(s) currently covered under the corresponding AGID Intermediary Agreement, and PI will be party to each such Agreement in place of AGID.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, AGID, PI and Intermediary hereby agree as follows:

I.   AMENDMENTS TO AGID INTERMEDIARY AGREEMENTS

     A. With effect as of the Effective Date, each AGID Intermediary Agreement is hereby amended to eliminate and remove all PIMCO Trusts from coverage thereunder, such that Intermediary will no longer provide, under each such AGID Intermediary Agreement, distribution, shareholder servicing, processing of transactions, administrative, recordkeeping and/or other services to the PIMCO Trusts or their Funds or Classes of Shares specified in such AGID Intermediary Agreement. Accordingly, as of the Effective Date, the definition of "Trust" as used in each AGID Intermediary Agreement is hereby amended to exclude all PIMCO Trusts, and the definition of "Fund" thereunder is hereby amended to exclude any series of a PIMCO Trust. By their signatures below, AGID and Intermediary hereby waive their respective rights to any

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          advance notice, delivery or other requirements for amendments that are called for under each AGID Intermediary Agreement (to the extent not accomplished by the execution and delivery of this Amendment and Agreement).

     B. Notwithstanding the amendments described in Section I.A., AGID and Intermediary shall continue to be responsible under each AGID Intermediary Agreement for making or causing to be made any payments or reimbursements of fees, charges and expenses (including, without limitation, sales charges (including contingent deferred sales charges), distribution and/or servicing fees, dealer discounts (commissions) and other transaction fees and charges, and sub-transfer agency and other sub-administration fees) to the other party or to a third-party with respect to a PIMCO Trust and its Funds and Classes of Shares and related transactions where such fees, charges or expenses accrued and are payable with respect to periods ending prior to the Effective Date; provided, however, that if the Effective Date is after the Effective Date of Change of PIMCO Trusts' Distributor, Intermediary agrees that any such payments owed by AGID with respect to a PIMCO Trust may be made instead by PI in satisfaction of AGID's obligations under an AGID Intermediary Agreement. It is understood and agreed that any liability, indemnification or related obligations of AGID or Intermediary for breach of contract or otherwise arising under an AGID Intermediary Agreement with respect to alleged actions or omissions that occurred prior to the Effective Date shall continue to be the responsibility of AGID or Intermediary, as applicable. It is further understood and agreed that any liability, indemnification or related obligations of PI or Intermediary for breach of contract or otherwise arising under a PI Intermediary Agreement with respect to alleged actions or omissions that occur on or after the Effective Date shall be the sole responsibility of PI or Intermediary, as applicable, and not AGID.

     C. It is understood and agreed that each AGID Intermediary Agreement shall remain in full force and effect with respect to the Allianz Trusts and their Funds and Classes of Shares for all purposes in accordance with its terms, as amended as provided in Section I.A, on and after the Effective Date.

II.  ENTRY INTO PI INTERMEDIARY AGREEMENTS

     A. With respect to each AGID Intermediary Agreement (for these purposes, each a "Corresponding AGID Agreement"), each of PI and Intermediary by their signatures below hereby enter into a separate PI Intermediary Agreement, the terms and conditions of which shall be the terms and conditions of the Corresponding AGID Agreement to the extent specified in and subject to the remainder of this Section II.A and as otherwise provided in this Amendment and Agreement. For these purposes, with respect to each PI Intermediary Agreement established hereunder, its Corresponding AGID Agreement is hereby incorporated by reference into and made a part of this Amendment and Agreement. Each such PI Intermediary Agreement shall be effective as of the Effective Date and shall apply to cover each PIMCO Trust covered under the Corresponding AGID Agreement.

     B.   With respect to each such PI Intermediary Agreement:

          1. On and after the Effective Date, except as specifically provided herein (including in Section II.B.2 as to the Trusts, Funds and Classes of Shares covered under the PI Intermediary Agreement) or the context clearly indicates otherwise, each of PI and Intermediary hereby agrees to, and agrees to be bound by, all terms and conditions specified in the Corresponding AGID Agreement assuming PI is substituted for AGID as a party thereto, as such terms and conditions are used and applied in the PI Intermediary Agreement, such that PI shall under the PI Intermediary Agreement be and have and/or be entitled to the responsibilities, duties, obligations, rights and

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              benefits of the "Distributor," "Underwriter," "we" or other defined term used to define and refer to AGID under the Corresponding AGID Agreement; and Intermediary shall under the PI Intermediary Agreement have and/or be entitled to the responsibilities, duties, obligations, rights and benefits it has under the Corresponding AGID Agreement, but solely with PI as the counterparty (in place of AGID) under the PI Intermediary Agreement.

          2. On and after the Effective Date, the PI Intermediary Agreement shall cover and apply to each PIMCO Trust and each Fund and Class of Shares of such PIMCO Trust currently covered under the Corresponding AG3D Agreement and shall not, by way of clarification, cover or apply to any Allianz Trust (or Fund or Class of Shares of any Allianz Trust) covered under the Corresponding AGID Agreement. Accordingly, the definition of "Trust" as used in the PI Intermediary Agreement includes any PIMCO Trust included within such definition under the Corresponding AGID Agreement, and the definition of "Fund" thereunder includes any series of such PIMCO Trust(s). The parties understand and agree that Trusts, Funds and Classes of Shares for which PI serves as principal underwriter may thereafter be added to or removed from coverage under the PI Intermediary Agreement in accordance with its terms.

          3. Without limiting the generality of the foregoing, under the PI Intermediary Agreement, each of PI and Intermediary hereby:

              a. makes and agrees to all of the representations, warranties, covenants and undertakings made or agreed to by AGID or Intermediary, as applicable, under the Corresponding AGID Agreement (assuming PI is a party thereto in place of AGID) and represents and warrants that the same are or will be true and binding as of the Effective Date and will continue in full force and effect thereafter until further notice from one party to the other, as applicable;

              b. agrees to be responsible for and make or cause to be made, on and after the Effective Date, all payments and reimbursements of fees, charges and expenses (including, without limitation, sales charges (including contingent deferred sales charges), distribution and/or servicing fees, dealer discounts (commissions) and other transaction fees and charges, and sub-transfer agency or other sub-administration fees) to the other party or to a third-party with respect to a PIMCO Trust and its Funds and Classes of Shares covered by the PI Intermediary Agreement where such fees, charges or expenses accrue and become payable on and after the Effective Date (including, without limitation, contingent deferred sales charges payable with respect to Share redemptions that occur after the Effective Date even if they relate to Shares sold through AGID and Intermediary under the Corresponding AGID Agreement prior to such Effective Date); and

              c. agrees to observe and be bound in all respects by the standard of care, liability, breach, indemnification, governing law, and related provisions applicable to AGID or Intermediary, as applicable, under the Corresponding AGID Agreement (assuming PI is a party thereto in place of AGID) but not, by way of clarification, with respect to alleged actions or omissions of AGID or Intermediary that occurred under the Corresponding AGID Agreement (which shall continue to be governed by the Corresponding AGID Agreement and apply to AGID or Intermediary, as applicable).

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     C.   Any notice to be provided to PI under the PI Intermediary Agreement shall be provided to the address as shown below, and the applicable notice provisions of the Corresponding AGID Agreement as incorporated into the PI Intermediary Agreement are hereby revised accordingly:

          PIMCO Investments LLC
          1345 Avenue of the Americas
          New York, New York 10105
          Attention: Chief Legal Officer
          Telephone: (212) 739-3000
          Facsimile: (212) 739-3926
          E-mail: IntermediaryAgtReviewTeam@pimco.com

     D.   The parties understand and agree that the purpose and intent of this
          Section II. and other applicable provisions of this Amendment and Agreement are to establish a new PI Intermediary Agreement corresponding to each current AGID Intermediary Agreement pursuant to which PI will, on and after the Effective Date, assume the roles and responsibilities of AGID with respect to transactions in and distribution and servicing of Shares of the PIMCO Trusts and their Funds and Classes of Shares upon (except as expressly provided herein) the same terms and conditions as those that apply to AGID and Intermediary under the current AGID Intermediary Agreement, and agree to interpret and resolve any ambiguities or inconsistencies arising from differences in language, terminology, definitions or other features among the various AGID Intermediary Agreements, as they are to be applied and interpreted as incorporated in the new PI Intermediary Agreements, to be consistent with such purpose and intent.

     E. PI and Intermediary understand and agree that each PI Intermediary Agreement established hereby, although so established pursuant to this single instrument, shall be treated for all purposes as a separate agreement from all other PI Intermediary Agreements, and the rights and responsibilities of each party under a PI Intermediary Agreement shall be several and not combined with or dependent or conditioned upon the rights and responsibilities of the parties under any other PI Intermediary Agreement.

     F. The parties agree that if a Corresponding AGID Agreement specifies that any duties or functions are to be performed thereunder with respect to a PIMCO Trust by Allianz Global Investors Fund Management LLC or its predecessors, such duties and functions shall be performed by Pacific Investment Management Company LLC or its delegates under the corresponding PI Intermediary Agreement, and the applicable terms of such Corresponding AGID Agreement, as incorporated into such PI Intermediary Agreement, are hereby revised accordingly.

III. CERTAIN DEFINITIONS

     For purposes of this Amendment and Agreement, in addition to the capitalized terms defined in the preamble or body hereof, the following capitalized terms shall have the following meanings:

     A. The term "AGID Intermediary Agreement" means and includes each and every Broker-Dealer Agreement, Selected Dealer Agreement, Dealer Agreement, Distribution Services Agreement, Selling Agreement, Shareholder Servicing Agreement, Shareholder Information Agreement, Networking Agreement and/or any other similar agreement(s) currently in effect relating to the distribution, shareholder servicing, processing of transactions, administrative, recordkeeping and/or other services provided to or with respect to Shares of at least one of the PIMCO Trusts, and may also relate to any of the other Existing
          Trusts, and to which AGID and Intermediary or any of their respective predecessors, successors or affiliates is a party, each as amended (or amended and restated) to the date hereof. By way of clarification, an AGID Intermediary

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          Agreement does not include any agreement that covers only Allianz
          Trusts and no PIMCO Trusts.

     B. The term "Shares" means the interests of shareholders corresponding to the securities of record issued by Funds of an Existing Trust.

IV.  OTHER

     A. This Amendment and Agreement may not be assigned or amended by any party without the consent of the other parties. For the avoidance of doubt, the particular assignment, amendment, termination and related terms and conditions of each AGID Intermediary Agreement, and each new PI Intermediary Agreement established pursuant to this Amendment and Agreement, shall govern any future assignment, amendment or termination of each such Agreement.

     B. Any notice to be provided to Intermediary under a PI Intermediary Agreement, an AGID Intermediary Agreement or any other agreement entered into between Intermediary and AGID or its affiliates shall be provided to the address identified on the signature page to this Agreement, and the applicable notice provisions of these agreements are hereby revised accordingly.

     C. If and to the extent that (i) AGID comes into possession of non-public shareholder or other information relating to a PIMCO Trust after the Effective Date or (ii) PI comes into possession of non-public shareholder or other information relating to the Allianz Trusts (for instance, through the receipt of joint or common account statements), each of AGID and PI, as applicable, agrees to take reasonable actions to protect and maintain the confidentiality of such information and to not disclose such information to third parties, except to the extent required by applicable law or by regulatory authorities having jurisdiction.

     D. If and to the extent that this Amendment and Agreement is deemed to constitute an assignment, novation or termination of an AGID Intermediary Agreement, the parties by their signatures below hereby consent, as applicable, to any such assignment, novation or termination, waive their respective rights to any advance notice or other requirements for the same that are called for under the AGID Intermediary Agreement (to the extent not accomplished by the execution and delivery of this Amendment and Agreement), and agree that each AGID Intermediary Agreement, following any such assignment, novation or termination, and each PI Intermediary Agreement, upon its effectiveness as specified herein, is a newly effective and binding agreement among the parties thereto.

     E. Without limiting the scope of any privacy-related or similar agreement or term in an AGID Intermediary Agreement, each party to each AGED Intermediary Agreement and each party to each PI Intermediary Agreement established hereby agrees to comply with all applicable laws and regulations related to the collection, storage, handling, processing and transfer of non-public personal information ("Applicable Laws"), including without limitation the Massachusetts Standards for the Protection of Personal Information, 201 CMR 17.00, et. seq., and to implement and maintain appropriate security measures to protect the confidentiality, security and integrity of non-public personal information in the manner provided for under and to the extent required by all such Applicable Laws, (as applicable to PI on and after the Effective Date).

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V.   COUNTERPARTS

     This Amendment and Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original.

     IN WITNESS WHEREOF, the undersigned has caused this Amendment and Agreement to be executed as of the date first above written.

                                             ALLIANZ GLOBAL INVESTORS
                                             DISTRIBUTORS LLC

                                             /s/    Robert Rokose
                                             ---------------------------------
                                             By:    Robert Rokose
                                             Title: Managing Director

                                             PIMCO INVESTMENT LLC

                                             /s/    Gregory A. Bishop
                                             ---------------------------------
                                             By:    Gregory A. Bishop
                                             Title: Head of Business Management

CUNA BROKERAGE
SERVICES, INC.

/s/    James H. Metz
---------------------------------
By:    James H. Metz
Title: President

Address and Related Information for Notices to Intermediary:
-----------------------------------------------------------

Address:        2000 Heritage Way, Waverly, IA 50677

Attention:      Mike Trebon

Telephone:      319.483.2019

Facsimile:      866.204.7662

E-mail: mike.trebon@cunamutual.com

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